Exhibit 23(a)



                        Consent of Independent Auditors
                        -------------------------------


Board of Directors and Stockholders
The Parkway Company

We consent to the incorporation by reference in the Registration Statement (Form S-8 on Form S-3 No. 33-00311) pertaining to The Parkway Company 1994 Stock Option Plan, The Parkway Company 1991 Incentive Plan, and The Parkway Company 1991 Directors Stock Option Plan of our report dated March 25, 1996, with respect to the consolidated financial statements of The Parkway Company included in this Annual Report (Form 10-KSB) for the year ended December 31, 1995.


                                          /s/ Ernst & Young LLP
                                          -------------------------
                                          Ernst & Young LLP

Jackson, Mississippi
March 28, 1996


Exhibit 23(b)



                         Independent Auditors' Report
                         ----------------------------


The Trustees and Shareholders
EastGroup Properties:

We have audited the consolidated balance sheet of EastGroup Properties and subsidiaries (the Company), a Maryland real estate investment trust, as of December 31, 1994, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1994. Such consolidated financial statements are not presented separately herein. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects,the financial position of EastGroup Properties and subsidiaries at December 31, 1994, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1994 in conformity with generally accepted accounting principles.



                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                        KPMG PEAT MARWICK LLP

Jackson, Mississippi
March 13, 1995

Exhibit 23(c)



                         Independent Auditors' Consent
                         -----------------------------


The Trustees and Shareholders
EastGroup Properties:

We consent to the use of our report dated March 13, 1995 on the consolidated balance sheet of EastGroup Properties and subsidiaries as of December 31, 1994, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1994 included herein.




                                  /s/ KPMG Peat Marwick LLP
                                  -------------------------
                                  KPMG PEAT MARWICK LLP

Jackson, Mississippi
March 27, 1996

Exhibit 23(d)



INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
EB, Inc.
Jackson, Mississippi


We have audited the balance sheets of EB, Inc. as of December 31, 1994 and 1993 and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are not presented separately herein. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of EB, Inc. as of December 31, 1994 and 1993 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 3 to the financial statements, in 1994, the Company changed its method of accounting for its investment securities.




/s/ Deloitte & Touche LLP

Jackson, Mississippi
March 29, 1995

Exhibit 23(e)



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Parkway Company on Form S-8 on Form S-3 (No. 33-00311) pertaining to The Parkway Company 1994 Stock Option Plan, The Parkway Company 1991 Incentive Plan, and The Parkway Company 1991 Director's Stock Option Plan of our report dated March 29, 1995, included in the Annual Report on Form 10-KSB of EB, Inc. for the year ended December 31, 1994, and included in the Annual Report on Form 10-KSB of The Parkway Company for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP

Jackson, Mississippi
March 29, 1996